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                                                                    EXHIBIT 10.1




                              TERMINATION AGREEMENT


     TERMINATION AGREEMENT ("Agreement") made the first day of November, 1999 by and among PREMIUM BEVERAGE PACKERS, INC., a Pennsylvania corporation having an address of 1090 Spring Street, Reading, Pennsylvania 19610 ("Premium"), JEFFREY
D. HETTINGER, an adult individual having an address of 1090 Spring Street, Reading, Pennsylvania 19610 ("Hettinger"), COTT BEVERAGES USA, INC., a Georgia corporation having an address of 5405 Cypress Center Drive, Suite 100, Tampa, Florida 33609 ("Cott USA"), and COTT CORPORATION, a Canadian corporation having an address of 207 Queen's Quay Way, Suite 340, Toronto, Ontario M5J 1A7 (Cott Canada").

     WHEREAS, Premium, Cott USA and Cott Canada executed an Asset Purchase Agreement dated February 11, 1997 (the "Purchase Agreement"), wherein, among other things, Premium agreed to sell to Cott USA various assets used by Premium in the business of manufacturing, bottling, distributing and selling Private Label Beverage products;

     WHEREAS, closing under the Purchase Agreement occurred on February 11, 1997, effective January 27, 1997;

     WHEREAS, in conjunction with the Purchase Agreement (i) Premium and Cott USA executed a Contract Packing Agreement dated February 11, 1997 (the "Contract Packing Agreement"), (ii) Hettinger, Cott USA and Cott Canada executed a Non-Competition and Confidentiality Agreement dated February 11, 1997 (the "Hettinger Non-Competition Agreement"), (iii) Premium, Cott USA and Cott Canada executed a Non-Competition and Confidentiality Agreement dated February 11, 1997 (the "Premium Non-Competition Agreement"), and (iv) Hettinger, Premium and Cott USA executed a Stock and Asset Purchase Option dated February 11, 1997 (the "Option Agreement");

     WHEREAS, various transactions under the Purchase Agreement were to be performed after its execution, including, without limitation, Cott USA's payment of the portion of the purchase price known as the Additional Amount;



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     WHEREAS, the parties desire to (i) provide for a fixed, lump sum payment by
Cott USA to Premium in lieu of future payments of the Additional Amount, (ii) reconcile various amounts owed among them, (iii) terminate the Purchase Agreement, (iv) amend and restate the Option Agreement, (v) amend and restate the Contract Packing Agreement, (vi) amend the Hettinger Non-Competition Agreement and the Premium Non-Competition Agreement, and (vii) grant releases to each other; and

     WHEREAS, the parties have reached an agreement concerning the foregoing matters and desire to set forth their agreement in writing.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

     1. Defined Terms. All defined terms used in this Agreement and not defined in this Agreement shall have the meanings given to those terms in the Purchase Agreement.

     2. Lump Sum Payment by Cott USA to Premium; Provision of Equipment, Improvements and Services. In lieu of further payments of the Additional Amount, Cott USA agrees as follows:

     (a) upon the execution of this Agreement, Cott USA shall pay Premium the amount of $25,000,000 in immediately available United States Dollars ("Immediately Available Funds") by wire transfer to a bank account or accounts designated by Premium in accordance with wiring instructions furnished by Premium to Cott USA.;

     (b) pursuant to and in accordance with the Amended and Restated Contract Packing Agreement referenced in Section 5 below, Cott USA shall pay Premium the amount of $ * [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] in equipment, improvements and services.

     3. Reconciliation of Amounts Owed . Upon the execution of this Agreement, Premium shall pay Cott USA the amount of $ * [CONFIDENTIAL TREATMENT HAS BEEN

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REQUESTED] in Immediately Available Funds by wire transfer to a bank account or accounts designated by Cott USA in accordance with wiring instructions furnished by Cott USA to Premium. This payment constitutes a reconciliation of amounts payable under the Purchase Agreement and the Contract Packing Agreement, which amounts are particularly described in the attached Exhibit "A".

     4. Termination of Duties, Liabilities and Obligations Under Purchase Agreement. Effective the date of this Agreement, Premium and Cott USA agree that each of them shall have no further duties, liabilities or obligations to the other under the Purchase Agreement, except for and excluding the following duties, liabilities and obligations, which shall survive in full force and effect (collectively, the "Surviving Obligations"):

     (a) the duties, liabilities and obligations set forth in Sections 2.2, 4.2,
5.10 and Articles 10 and 12 of the Purchase Agreement;

     (b) the obligation of Premium under Subsection 8.1(a) of the Purchase Agreement to indemnify Cott USA for a breach of Sections 2.2, 4.2 and 5.10 of the Purchase Agreement (no other duties, liabilities or obligations arising under Subsection 8.1(a) of the Purchase Agreement shall survive);

     (c) the duties, liabilities and obligations set forth in Subsections 8.1(b), 8.1(d), 8.1(e), 8.1(f), 8.1(g) and Section 8.3 of the Purchase
Agreement.; and

     (d) the duties, liabilities and obligations set forth in Subsection 8.1(c), provided that Premium shall have no indemnification obligation with respect to breaches under the contracts referenced in such Subsection which occurred (i) after February 11, 1997 in the case of oral contracts and written contracts for which consents to assignment were not obtained prior to the date hereof, (ii) after the third party to such contract gave its written consent to the assignment of the contract to Cott USA, in the case of written contracts for which consents were obtained after closing and prior to the date hereof.


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     5. Amendment and Restatement of Contract Packing Agreement. Upon the
execution of this Agreement, Premium and Cott USA shall execute and deliver an Amended and Restated Contract Packing Agreement in the form of Exhibit "B" attached hereto.

     6. Amendment of Hettinger Non-Competition Agreement and Premium Non-Competition Agreement. Upon the execution of this Agreement (i) Hettinger, Cott USA and Cott Canada shall execute and deliver a First Amendment to Non-Competition and Confidentiality Agreement in the form of Exhibit "C" attached hereto which amends the Hettinger Non-Competition Agreement, and (ii) Premium, Cott USA and Cott Canada shall execute and deliver a First Amendment to Non-Competition and Confidentiality Agreement in the form of Exhibit "D" attached hereto which amends the Premium Non-Competition Agreement.

     7. Amendment and Restatement of Option Agreement. Upon the execution of this Agreement, Hettinger, Premium and Cott USA shall execute and deliver an Amended and Restated Stock and Asset Purchase Option in the form of Exhibit "E" attached hereto.

     8. Intellectual Property. Cott USA agrees that Premium and its affiliates, successors and assigns shall have the perpetual and irrevocable right to use all Intellectual Property sold to Cott USA under the Purchase Agreement to the extent that the Premium Non-Competition Agreement does not prohibit Premium from manufacturing, distributing or marketing the products and services relating to such Intellectual Property.

     9. Releases.

     (a) Premium and Hettinger (collectively, the "Premium Releasing Parties") hereby, except as provided below, remise, release and forever discharge Cott USA and Cott Canada and their respective officers, directors, employees, agents, contractors, affiliates, successors and assigns (collectively, the "Cott Released Parties") of and from all, and all manner of, actions, causes of action, suits, debts, dues, accounts, covenants, promises, contracts, agreements, duties, obligations, liabilities, judgments, claims and demands whatsoever, known and unknown, at law or in equity, which against the Cott Released Parties (or any of them) the


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Premium Releasing Parties (or any of them) ever had, now have, or hereafter can, shall or may have, for or by reason of any cause, matter, thing, fact or circumstance existing as of the date of this Agreement, including without limitation, any obligations relating to the Additional Amount, provided that the foregoing release shall not apply to (i) actions, causes of action, suits, debts, dues, accounts, covenants, promises, contracts, agreements, duties, obligations, liabilities, judgments, claims and demands set forth in or arising under (A) this Agreement, and (B) the Amended and Restated Contract Packing Agreement, (C) the Hettinger Non-Competition Agreement, as amended on the date hereof, (D) the Premium Non-Competition Agreement, as amended on the date hereof, and (E) the Amended and Restated Stock and Asset Purchase Option, but only if based upon an act, omission, event, cause, matter, thing, fact or circumstance which arises after, and does not exist on, the date of this Agreement, (ii) Cott USA's obligations to Premium under the Contract Packing Agreement or otherwise with respect to trade mark infringement claims by third parties against Premium for products manufactured and packaged by Premium pursuant to and in accordance with the provisions of the Contract Packing Agreement, (iii) the obligations of the parties under the Contract Packing Agreement to reconcile Premium's inventory of raw materials supplied by Cott
USA, and (iv) the Surviving Obligations.

     (b) Cott USA and Cott Canada (collectively, the "Cott Releasing Parties") hereby, except as provided below, remise, release and forever discharge Premium and Hettinger and their respective officers, directors, employees, agents, contractors, affiliates, heirs, personal representatives, successors and assigns (collectively, the "Premium Released Parties") of and from all, and all manner of, actions, causes of action, suits, debts, dues, accounts, covenants, promises, contracts, agreements, duties, obligations, liabilities, judgments, claims and demands whatsoever, known and unknown, at law or in equity, which against the Premium Released Parties (or any of them) the Cott Releasing Parties (or any of them) ever had, now have, or hereafter can, shall or may have, for or by reason of any cause, matter, thing, fact or circumstance existing as of the date of this Agreement, provided that the foregoing release shall not apply to
(i) actions, causes of action, suits, debts, dues, accounts, covenants, promises, contracts, agreements, duties, obligations, liabilities, judgments, claims and demands set forth in or arising under (A) this Agreement, and (B) the Amended and Restated Contract Packing Agreement, (C) the Hettinger Non-Competition Agreement, as amended on the date hereof, (D) the Premium Non-Competition Agreement, as amended on the date hereof, and (E) the Amended



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and Restated Stock and Asset Purchase Option, but only if based upon an act, omission, event, cause, matter, thing, fact or circumstance which arises after, and does not exist on, the date of this Agreement, (ii) Premium's obligations to Cott USA under the Contract Packing Agreement or otherwise with respect to claims against Cott USA and/or its Affiliates and all customers of Cott USA and/or its Affiliates and their respective employees, officers, directors, agents, shareholders, successors and assigns relating to the manufacture, warehousing, handling or distribution of any products by or on behalf of Premium which involve products manufactured and packaged by Premium under the Contract Packing Agreement, (iii) the obligations of the parties under the Contract Packing Agreement to reconcile Premium's inventory of raw materials supplied by Cott USA, and (iv) the Surviving Obligations.

     10. General Contract Provisions. This Agreement shall be construed under and governed by the internal, domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania. Each party submits itself to the non-exclusive jurisdiction of the Court of Common Pleas of Berks County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania, in any suit filed therein which relates in any way to this Agreement or any of the agreements referenced herein. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and assigns. This Agreement sets forth the entire understanding and agreement among the parties with respect to the matters addressed herein and supersedes all prior understandings and agreements, both oral and written, among the parties with respect to such matters. This Agreement may be modified only by means of a written agreement executed by the party alleged to be bound by the modification, and this Agreement may not be modified by any oral agreement or course of dealings among any of the parties. The foregoing WHEREAS clauses and the Exhibits attached to this Agreement are integral and substantive parts of this Agreement and are incorporated into this Agreement by reference.


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     IN WITNESS WHEREOF, the parties have executed and delivered this
Termination Agreement on the day and year first above written.

Attest:                                 PREMIUM BEVERAGE PACKERS, INC.

/S/ Michele K. Hettinger                By: /S/ Jeffrey D. Hettinger
------------------------                    ------------------------
Title: Asst. Secretary                      Title: President

Witness:

/S/ Ernest Choquette                    /S/ Jeffrey D. Hettinger
--------------------                    ------------------------
                                        JEFFREY D. HETTINGER

Attest:                                 COTT BEVERAGES USA, INC.

/S/ Stephen Bloom                       By: /S/ P. Richardson  /S/ Mark Halperin
                                            ------------------------------------
Title:                                      Title: Exec VP.   SVP & Secy

Attest:                                 COTT CORPORATION

/S/ Mark Halperin                       By: /S/ P. Richardson
-----------------                           -----------------
Title:                                      Title: Exec VP




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EXHIBIT A
- [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]




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